UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2006

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of George P. Barker

George P. Barker has informed Martek Biosciences Corporation ("Martek" or the "Company") that he is retiring from the positions of Senior Vice President, General Counsel and Secretary of the Company, effective December 1, 2006. Mr. Barker will remain with the Company following December 1, 2006 to assist the Company with certain legal services. He will be employed on a part-time basis at a reduced compensation rate commensurate with his part-time status. The Company’s Board of Directors has elected David M. Feitel, the Company’s current Deputy General Counsel, to succeed Mr. Barker.

Election of Harry J. D’Andrea

On November 16, 2006, Martek’s Board of Directors elected Harry J. D’Andrea to serve on the Board of Directors. Mr. D’Andrea joined the Board as a Class I director, with a term of office expiring at the 2008 Annual Meeting of Stockholders. The Board of Directors also appointed Mr. D’Andrea to the audit committee of the Board of Directors. As a non-employee director of the Company, Mr. D’Andrea will receive an annual retainer of $20,000 plus $2,000 and expenses per Board meeting. As a member of the audit committee, Mr. D’Andrea will be entitled to receive an annual retainer of $4,000 plus $1,000 per committee meeting. In addition, Mr. D’Andrea will be entitled to receive equity grants under the Company’s 2004 Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

November 22, 2006	By:	/s/ Steve Dubin

Name: Steve Dubin
Title: Chief Executive Officer